Exhibit 99.2

Vine Energy Inc. Announces Strategic Partnership with Project Canary to Become First Company in Haynesville to Certify 100% of Assets for Entry into RSG Markets

PLANO, Texas— Vine Energy Inc. (NYSE: VEI) (the “Company” or “Vine”) announced today the execution of an agreement with Project Canary, the standard for trusted Environmental, Social, and Governance data, in which Vine is expected to become the first in the Haynesville Basin to certify 100% of the company’s assets and gain access to certified, responsibly sourced gas (RSG) markets.

The certification process is expected to begin in November 2021, when Project Canary will begin its TrustWell™ operational certification review of all the company’s producing wells. In addition, Project Canary will deploy “Canary X” continuous emissions monitoring devices across locations representing 25-30% of Vine’s natural gas production which will target domestic and international RSG markets.

Noting the significance of the agreement, Eric Marsh, Chairman, President and Chief Executive Officer, commented, “Since Vine’s inception, we have demonstrated an unwavering commitment to environmental stewardship. In the past three years alone, we’ve reduced our methane intensity by 62% and our greenhouse gas intensity by 35%, all while growing production nearly three times over the same period. Our relationship with Project Canary will impart the reach necessary to both independently verify our performance and reduce our emissions even further, while concurrently meeting the growing demand for cleaner and affordable natural gas across the globe. As an essential component of our nation’s energy backbone, we are proud of the leadership role we are playing to protect our ecosystems for future generations with energy sourced in an environmentally responsible manner.”

Chris Romer, CEO and co-founder of Project Canary said, “Vine Energy is a well-recognized leader in the Haynesville and we are proud to be working with them to extend their operational and environmental performance goals and objectives.”

About Vine Energy Inc.

Vine Energy Inc., based in Plano, Texas, is an energy company focused on the development of natural gas properties in the stacked Haynesville and Mid-Bossier shale plays in the Haynesville Basin of Northwest Louisiana. The Company is listed on the New York Stock Exchange under the symbol “VEI”.

About Project Canary

Project Canary is a Denver-based B-Corp focused on delivering trusted responsibly sourced gas certification and advanced continuous emissions monitoring technology to help energy companies achieve best-in-class ESG performance. With more than 600 operational data points analyzed, TrustWell is the most comprehensive operational certification program available, providing a recognized badge of high standards. Project Canary’s team of scientists, engineers, and seasoned industry operators have earned recognition for their uncompromising standards, including being named “Best for the World 2021” for creating the greatest impact through its business. www.ProjectCanary.com

Forward-Looking Statements

The information in this press release includes “forward-looking statements.” All statements, other than statements of historical fact included in this Notice, regarding our strategy, future operations, financial position, estimated revenue and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this Notice, the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on our current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. These forward-looking statements are based on management’s current belief, based on currently available information, as to the outcome and timing of future events. We caution you that these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond our control, incident to the exploration for and development, production and sale of natural gas. These risks include, but are not limited to, commodity price volatility, lack of availability of drilling and production equipment and services, costs for drilling and completion and production services, drilling and other operating risks, environmental risks, regulatory changes, the uncertainty inherent in estimating natural gas reserves and in projecting future rates of production, cash flow and access to capital, the timing of development expenditures, and other risks.

Contacts

David Erdman

(469) 605-2480

IR@VineEnergy.com

Brian Miller

Vice President of Growth and Policy, Project Canary

(202) 669-3801

Brian.Miller@ProjectCanary.com

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